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                                                                   EXHIBIT 10.10


                               MERCURY MAIL, INC.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of July 24, 1997, by and among MERCURY MAIL, INC., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser").

         In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE

         1.1 AUTHORIZATION OF SHARES AND WARRANTS. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series C Preferred Stock (the "Shares") having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B and its warrants to purchase shares of its Series C Preferred Stock (the "Warrants").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company,
(i) the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of Four Dollars ($4.00) per Share, and (ii) the number of Warrants set forth opposite such Purchaser's name on Exhibit A, at a purchase price of One Tenth of One Cent ($0.001) per Warrant share.

2.       CLOSING, DELIVERY AND PAYMENT

         The initial closing of the sale and purchase of the Shares under this Agreement shall take place at 10:00 a.m. on July 24, 1997, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, or at such other time or place as the Company and Purchasers may mutually agree. Any subsequent closing of the sale and purchase of the Shares, pursuant to
Section 7.10 of this Agreement, shall take place at such time and place as the Company and such Purchasers shall mutually agree (such subsequent closings are hereinafter referred to together with the initial closing as "Closing," and such subsequent closing dates are hereinafter referred to together with the initial closing date as the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by (i) a cancelled convertible subordinated promissory note (for those Purchasers who participated in the bridge financing which closed on June 20, 1997) and/or (ii) certified check or wire transfer of immediately available funds.

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3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Disclosure Schedule attached hereto as Exhibit C (with each item of the Disclosure Schedule being deemed to apply to a particular section of this Section 3 and not to all Sections of this Agreement) the Company hereby represents and warrants to each Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares") and to carry out the other provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is qualified or licensed and in good standing as a foreign corporation in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary and the failure to be so qualified or licensed could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

         3.2 Capitalization.

              (a) Immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) ten million (10,000,000) shares of Common Stock, one million (1,000,000) shares of which are issued and outstanding, and
(ii) seven million (7,000,000) shares of Preferred Stock, eight hundred eighty thousand (880,000) shares of which are designated as Series A Preferred Stock, all of which are issued and outstanding, two million five hundred seventy thousand (2,570,000) shares of which are designated as Series B Preferred Stock, two million five hundred twenty-three thousand three hundred thirty-three (2,523,333) of which are issued and outstanding, and three million five hundred fifty thousand (3,550,000) shares of which are designated as Series C Preferred Stock, none of which were issued and outstanding prior to the Closing. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for outstanding employee options to purchase a total of nine hundred eighty-eight thousand three hundred four (988,304) shares of Common Stock, warrants to purchase forty-six thousand six hundred sixty-six (46,666) shares of Series B Preferred Stock, and warrants to purchase seventy-five thousand (75,000) shares of Series C Preferred Stock, there are no outstanding options, warrants or other rights to purchase from the Company any of its securities.

              (b) There are no outstanding rights, subscriptions, calls, options, warrants, conversion rights or agreements granted or issued by or binding upon the Company for the purchase or acquisition (contingent or otherwise) from the Company of any shares of its capital stock or any other securities except in accordance with the terms of this Agreement. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any share of its capital stock or any security convertible into or exchangeable for any shares of its capital stock. No holder of Common Stock or Preferred Stock or any other security of the Company or any other person or entity is entitled to any preemptive right, right of


                                       2.
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first refusal or similar right as a result of the issuance of the Shares or otherwise, except as set forth therein. There is no voting trust, agreement or arrangement among any of the beneficial holders of Common Stock or Preferred Stock of the Company affecting the exercise of the voting rights of such stock.

                  (c) Attached in Part 3.2(c) of the Disclosure Schedule is a true and complete list of the names and addresses of the record holders of all of the outstanding Common Stock and Preferred Stock and other securities of the Company. Such list attached contains a true and complete description of the number of shares held by each such holder, the price paid per share and the form of payment therefor. With respect to each outstanding option, such list sets forth the date of grant, the number of shares subject thereto, the exercise price, and vesting schedule. Such list also shows the current directors and officers of the Company.

         3.3 SUBSIDIARIES. The Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock or equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture or partnership.

         3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares and Warrants has been taken or will be taken prior to the Closing. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights, security interests, claims, liens or encumbrances created by the Company. The Conversion Shares have been duly and validly reserved for issuance and, when issued upon conversion of the Series C Preferred Stock, will be validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights, security interests, restrictions on transfer, claims, liens or encumbrances other than restrictions under applicable and state securities laws. This Agreement and the Warrants, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company enforceable in accordance with their terms.

         3.5 CONSENTS AND APPROVALS. No filings with, notices to, or approvals or authorizations of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereby. The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its business as now conducted or as proposed to be conducted in which the failure to so obtain, make or give could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

         3.6 NO VIOLATIONS. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or bylaws of the Company and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,


                                       3.
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(b) constitute a default under, (c) result in the creation of any encumbrance upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any material agreement or instrument or any order, judgment or decree to which the Company is subject or by which any of its assets are bound.

         3.7 FINANCIAL STATEMENTS; INTERIM CHANGES. The Company's unaudited balance sheet as of May 31, 1997 (the "Latest Balance Sheet") and unaudited statements of income and cash flows of the Company for the period from inception to May 31, 1997 delivered to the Purchasers in connection with the investment contemplated hereby have been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments and the absence of footnote disclosures) and fairly present in all material respects the financial position and the results of operations of the Company for the period covered thereby, and the Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof in an amount not to exceed $50,000 in the aggregate. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, financial condition or prospects of the Company.

         3.8 COMPLIANCE WITH LAWS. The Company's business has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Company.

         3.9 PROPRIETARY RIGHTS. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor is the Company aware of any basis for the foregoing.

         3.10 ACTIONS PENDING. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened in writing against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets are bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality or arbitrator or arbitration panel. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                                       4.

         3.11 MATERIAL CONTRACTS. Except as set forth on the Disclosure Schedule attached hereto, the Company is not a party to (and is not otherwise bound by) any of the following: (i) any employment or consulting contract (including employee benefit and welfare arrangements), (ii) any agreement providing for the issuance or repurchase of any securities of the Company, (iii) any agreement in respect of registration rights, preemptive rights, rights of first refusal, voting rights or other rights of security holders, (iv) any agreement evidencing or providing for any indebtedness for borrowed money, (v) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party; (vi) agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person; (vii) agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing; or
(viii) any other agreement that could reasonably be deemed material to the Company.

         3.12 INVESTMENTS IN UNITED STATES REAL PROPERTY INTERESTS. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) during the five (5) year period preceding the date of this letter. The Company shall use its best efforts to ensure that it does not at any time in the future become a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

         3.13 UNRELATED BUSINESS TAXABLE INCOME. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income. This Section 3.12 shall not be deemed to apply to (i) any compensation (in cash, stock or other form) received by designees of the Purchasers in their capacities as directors of the Company that is transferred to the Purchasers or (ii) any income included under Section 512(b)(4) of the Code as a result of acquisition indebtedness incurred by any Purchaser in connection with the purchase of an interest in the Company.

         3.14 QUALIFIED SMALL BUSINESS. To the best of its knowledge, the Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its reasonable efforts to cause the shares to qualify as Qualified Small Business Stock; provided that, notwithstanding the foregoing, the Company shall not be obligated to take any action, or refrain from any action, which in its good faith judgment is not in the best interests of the Company or its stockholders.

                                       5.

         3.15 DISCLOSURE. Neither this Agreement nor any schedule hereto, nor any written disclosure document furnished by or on behalf of the Company to the Purchasers or counsel to the Purchasers in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing relating to future events or the projected future financial performance of the Company, including any financial projections or descriptions of potential strategic or business relationships between the Company and third parties, except that the budget and financial projections provided to the Purchasers dated July 16, 1997 (the "Financial Projections") were prepared in good faith based on assumptions which the Company believes were reasonable at the time the projections were prepared. As of the date of this Agreement, to the Company's knowledge each of the assumptions upon which the Financial Projections were based remain reasonable.

         3.16 PERMITS. The Company has all franchises, permits, licenses and other authority necessary for its business as now being conducted and believes it can obtain, without undue burden or expense, any similar authority for its business as planned to be conducted. The Company is not in default in any material respect under any such franchise, permit, license or other authority.

         3.17 INTELLECTUAL PROPERTY.

              (a) The Company owns or has sufficient rights to use, free and clear of all liens, charges, claims, and restrictions, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes and other intellectual property rights necessary to its business as presently conducted.

              (b) Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all intellectual property and all Inventions (as defined below). Since its organization, each of the Company's employees, consultants, and independent contractors, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed intellectual property or Inventions (as defined below), or who has knowledge of or access to information about intellectual property or Inventions, has entered into a written agreement substantially in the form attached hereto as Exhibit D ("Proprietary Information Agreement") with the Company. As used herein, "Inventions" means all inventions, developments and discoveries which during the period of an employee's, consultant's, or contractor's service to the Company he, she or it makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his, her, or its work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or development of the Company or involve the use of the Company's funds, time, material, facilities or trade secret information.

              (c) The Company is not aware that any of the Company's employees or consultants is or will be in violation of his or her Proprietary Information Agreement, and the


                                       6.

Company shall use its best efforts to prevent any such violation. The Company is not aware that any of the Company's employees, consultants or contractors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her best efforts to promote the interests of the Company. Neither the execution nor delivery of this Agreement and the agreements contemplated thereby, nor the carrying on of the Company's business by its employees, consultants and contractors, nor the conduct of its business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to the Company under which any of such employees, consultants or contractors is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, copyrights, or other intellectual property of any of its employees, consultants or contractors (or people it currently intends to hire) made or owned prior to their employment with or engagement by the Company or that it is or will be necessary to utilize any other assets or rights of any of its employees, consultants or contractors (or people it currently intends to hire) made or owned prior to their employment with or engagement by the Company, in violation of any limitations or restrictions to which any such employee, consultant or contractor is a party or to which any of such assets or rights may be subject.

         3.18 PATENTS AND OTHER INTANGIBLE ASSETS.

              (a) Part 3.18(a) of the Disclosure Schedule summarizes all patents, patent applications, trademarks, copyrights and other intellectual property of the Company with a description of their scope.

              (b) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, patent applications, trademarks, service marks, trade names, inventions, trade secrets, copyrights, licenses and rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted or proposed to be conducted, (ii) is not infringing upon or otherwise acting adversely to the right or claimed right of any person or entity under or with respect to any patent, trademark, service mark, trade name, invention, trade secret, copyright, license or other intellectual property or right with respect with respect thereto, and (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, invention, trade secret, or copyright with respect to the use thereof or in connection with the conduct of its business or otherwise.

              (c) The Company owns and has the unrestricted right to use all product rights, manufacturing rights, trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices, methods, techniques, processes, inventions, designs, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors and which the Company has taken reasonable steps to maintain in secret (all of the foregoing of which are collectively referred to herein as "Intellectual Property") required for the development, manufacture, operation, and sale of all products and services sold or proposed to be sold by the Company, free and clear of any right, lien or claim of others, including without limitation former employers of its


                                       7.
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employees, consultants and contractors, and current employers of employees, consultants and contractors, where such employees, consultants or contractors are also employed or under contract with another person.

              (d) The Company has not sold, transferred, assigned, licensed or subjected to any lien, security interest, or other encumbrance, any Intellectual Property, trade secret, know-how, invention, design, process, computer program or technical data, or any interest therein, necessary or useful for the development, manufacture, use, operation or sale of any product or service presently under development or manufactured, sold or rendered by the Company.

              (e) No director, officer, employee, agent or stockholder of the Company owns or has any right in the Intellectual Property of the Company, or any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, or any inventions, developments or discoveries used in or necessary for the conduct of the Company's business as now conducted or as proposed to be conducted.

              (f) The Company has no actual knowledge of any facts and has not received any communication alleging or stating that the Company or any employee, consultant or contractor has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other Intellectual Property of any other person or entity; the Company has no knowledge of any impediment whereby any employee, consultant or contractor who performs or is to perform services of any kind for the Company that would interfere with such person's ability to promote the business of the Company or would conflict with the business or proposed Company business.

              (g) Neither the execution nor delivery of this Agreement and the agreements contemplated thereby, nor the carrying on of the Company's business by its employees, consultants, and contractors nor the conduct of its business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to the Company under which any of such employees, consultants or contractors are now obligated.

              (h) The Company has not granted any license to use its proprietary information or Intellectual Property. The Company has not granted to any other person or entity rights to license, market or sell its proposed products or services and the Company is not bound by any agreement that affects the Company's exclusive right to develop, license, market or sell its products or services.

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

         4.1 REQUISITE POWER AND AUTHORITY. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry


                                       8.

out its provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

         4.2 INVESTMENT REPRESENTATIONS. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

              (a) PURCHASER BEARS ECONOMIC RISK. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

              (b) ACQUISITION FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares and the Conversion Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

              (c) PURCHASER CAN PROTECT ITS INTEREST. Such Purchaser represents that, by reason of its or of its management's business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

              (d) ACCREDITED INVESTOR. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

              (e) COMPANY INFORMATION. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

              (f) RULE 144. Such Purchaser acknowledges and agrees that the Shares and the Conversion Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of


                                       9.

certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

5.       CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

         The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at the Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:

                   (i) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date;

                   (ii) the Purchasers shall have received the legal opinion of Cooley Godward LLP, counsel to the Company, in the form of Exhibit E hereto;

                   (iii) concurrently with the Closing, the Company, the Purchasers and the existing stockholders of the Company shall have entered into the Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit F;

                   (iv) the Company shall have provided to Centennial Fund IV, L.P. ("Centennial") a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial as required by Centennial's governing documents;

                   (v) all other Purchasers shall have concurrently purchased the Shares to be purchased by them pursuant to the this Agreement, except for any Purchaser(s) who shall have purchased Shares at a subsequent closing pursuant to this Agreement or any amendment hereto;

                   (vi) all corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents relating to such transactions shall be satisfactory to the Purchasers and to its counsel. The Company shall have delivered to the Purchasers a certificate, executed on behalf of the Company by the President and the Secretary of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsection 5(i); and

                   (vii) with respect to American Express Travel Related Services Company, Inc. ("AmEx"), the Company shall have executed the Marketing Agreement of even date herewith (the "Marketing Agreement").

6.       EXPENSE REIMBURSEMENT

         The Company hereby agrees to reimburse (i) the Purchasers (not including AmEx) for the fees and expenses of one counsel representing all the Purchasers in an amount not to exceed


                                      10.
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$5,000 and (ii) AmEx for the fees and expenses of one counsel representing AmEx in connection with this Agreement in an amount not to exceed $50,000 (payable by wire transfer at the initial Closing), for services performed in connection with the initial closing hereunder and the closing of the Marketing Agreement. The Company agrees to reimburse the fees of counsel and out-of-pocket expenses incurred by the Purchasers in connection with the enforcement, in a legal proceeding against the Company, of the rights and remedies of the Purchasers hereunder and under the Amended and Restated Stockholders Agreement, the Company's Amended and Restated Certificate of Incorporation (excluding Article Eleven thereof) and the Marketing Agreement if the Purchasers, either individually or collectively, are the prevailing party or parties in any such proceeding.

7.       MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.4 ENTIRE AGREEMENT. This Agreement, and any amendment hereto, the Exhibits and the other documents delivered pursuant hereto or pursuant to any such amendment, including the Amended and Restated Stockholders Agreement, and any amendment thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         7.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the mutual written consent of the Company and each of the Purchasers.

                                      11.

         7.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 707 Seventeenth Street, Suite 2850, Denver, Colorado 80202 and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.9 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of any such fee or commission payable by such indemnifying party.

         7.10 FUTURE CLOSINGS. The parties hereto acknowledge and agree that one or more subsequent closings of the sale of up to one million five hundred thousand (1,500,000) additional shares of Series C Preferred may be held on or prior to November 30, 1997 on substantially the same terms and conditions as are applicable to the sale of Series C Preferred hereunder. Such additional closings may be effected by execution of an additional signature page to this Agreement and the Amended and Restated Stockholders Agreement and satisfaction of the closing conditions set forth in Section 5 hereof. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any subsequent closing or any other future financings by the Company.

                                      12.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        MERCURY MAIL, INC.



                                        By: /s/
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        PURCHASERS:

                                        AMERICAN EXPRESS TRAVEL RELATED SERVICES
                                        COMPANY, INC.


                                        By: /s/
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        CENTENNIAL FUND IV, L.P.

                                        By:      Centennial Holdings IV, L.P.
                                                 Its General Partner

                                        By: /s/
                                            ------------------------------------
                                        Title:  General Partner
                                               ---------------------------------


                                        TELECOM PARTNERS, L.P.



                                        By: /s/
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        TRIBUNE COMPANY


                                        By: /s/
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                      13.

                                        BOULDER VENTURES LTD.



                                        By: /s/
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        FL@TIRON PARTNERS LLC



                                        By: /s/
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                      14.

                                    EXHIBIT A

              SCHEDULE OF PURCHASERS: INITIAL CLOSING JULY 24, 1997

                                                   PURCHASE PRICE        NUMBER OF           PRICE OF                  AGGREGATE
NAME AND ADDRESS            NUMBER OF SHARES   FOR SHARES ($4.00/SH)      WARRANTS      WARRANTS ($.001/WAR.)       PURCHASE PRICE
----------------            ----------------   ---------------------     ---------      ---------------------       ---------------
American Express TRS Co.         875,000             $3,500,000            131,250              $131.25               $3,500,131.25
200 Vesey Street
World Financial Center                                                     425,000               425.00                      425.00
                                                                                                                             ------
New York, NY  10285                                                                                                    3,500,556.25
Attn: V.P., New Bus. Dev.

Centennial Fund IV, L.P.         402,150              1,608,602             30,268                30.27                1,608,632.27
1999 Broadway, Suite 2100
Denver, CO  80202
Attn:  Adam Goldman

Telecom Partners, L.P.           201,290                805,161             12,160                12.16                  805,173.16
1999 Broadway, Suite 2100
Denver, CO  80202
Attn:  Stephen W. Schovee

Tribune Company                  326,075              1,304,301             33,884                33.88                1,304,334.88
435 North Michigan Ave.
Chicago, IL  60611-4001
Attn:  David Williams

Fl@tiron Partners LLC             66,120                264,483                 --                --                     264,483.00
Madison Avenue, 12th Floor
New York, NY
Attn:  Fred Wilson

Boulder Ventures, L.P.            40,898                163,595              3,355                 3.36                  163,598.36
1634 Walnut Street,
Suite 301
Boulder, CO  80301
Attn:  Kyle Lefkoff

Initial Closing Total:         1,911,533             $7,646,142            635,917              $635.92               $7,646,777.92

                        SERIES C STOCK PURCHASE AGREEMENT

                                    EXHIBIT B

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION







                                       1.

                        SERIES C STOCK PURCHASE AGREEMENT

                                    EXHIBIT D

                        PROPRIETARY INFORMATION AGREEMENT






                                       1.

                        SERIES C STOCK PURCHASE AGREEMENT

                                    EXHIBIT E

                              FORM OF LEGAL OPINION








                                       1.

                        SERIES C STOCK PURCHASE AGREEMENT

                                    EXHIBIT F

               FORM OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT









                                       1.